UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2021

Sipup Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-185408	99-0382107
(Commission File Number)	(IRS Employer Identification No.)

Hamenofim 10, Herzelia, Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-305-999-5232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Sipup Corporation, a Nevada corporation f, is providing the disclosure contained in this Current Report on Form 8-K in connection with the closing of the Acquisition, as defined below, under the following items of Form 8-K: Item 1.01, Item 2.01, Item 3.02, Item 3.03, Item 5.01, Item 5.02, Item 5.03, Item 5.06, Item 5.07 and Item 9.01.

A table of contents for this Current Report on Form 8-K is as follows:

Page No.
Forward-Looking Statements	1

Item 1.01 Entry into a Material Definitive Agreement	2

Item 2.01 Completion of Acquisition or Disposition of Assets	2

Business
Risk Factors	13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Security Ownership of Certain Beneficial Owners and Management	35
Management
Executive Compensation	38
Certain Relationships and Related Transactions and Director Independence	38
Description of Securities	39
Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	39
Indemnification of Directors and Officers	40
Recent Sales of Unregistered Securities	40
Financial Statements	41
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34

Item 3.02 Unregistered Sales of Equity Securities	41

Item 3.03 Material Modification of Rights of Security Holders	41

Item 4.01 Changes in Registrant’s Certifying Accountant

Item 5.01 Changes in Control of Registrant	41

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06 Change in Shell Company Status	42

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01 Financial Statements and Exhibits	43

i

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;

●	our financial performance;

●	developments relating to our competitors and our industry, including the impact of government regulation;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and

●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

Item 1.01 Entry Into A Material Definitive Agreement

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

As previously disclosed, on April 26, 2021, Sipup Corp. ( “Sipup,” “we,” “us” or the “Company”) entered into a Share Exchange Agreement with  VeganNation Services, Ltd., a company formed under the laws of the State of Israel (“VeganNation”) and the shareholders of VeganNation. pursuant to which the Company agreed to acquire 100% of the issued and outstanding common stock of VeganNation (hereinafter, the “Acquisition”) in exchange for 41,062,240  shares of common stock of the Company. The Share Exchange Agreement is referred to herein collectively as the “Share Exchange Agreement” or the “Agreement”.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report, filed on April 26, 2021 and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Share Exchange Agreement closed on September 30, 2021. At the Closing, pursuant to the Agreement, the Company will issue an aggregate of 41,062,240 shares of Common Stock to the VeganNation shareholders in exchange for 100 Ordinary Shares, par value NIS 1.00 per share, of VeganNation, constituting 100% of the issued and outstanding shares of VeganNation, resulting in VeganNation becoming a wholly-owned subsidiary of Sipup.

The Share Exchange Agreement includes customary representations, warranties and covenants made by VeganNation together with its shareholders. The assertions embodied in those representations and warranties were made solely for purposes of the acquisition of VeganNation by Sipup under the Share Exchange Agreement and are not intended to provide factual, business or financial information about Sipup, VeganNation or the combined company. Moreover, those representations and warranties were made solely for the benefit of the parties to the Share Exchange Agreement, and some or all of them (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, and/or (iii) may have been qualified by certain disclosures of Sipup or VeganNation not reflected in the Share Exchange Agreement.

Private Placement

In connection with the anticipated closing of the Acquisition, in April 2021, the Company commenced a private placement to accredited and offshore investors of the private placement of units of the Company securities (the “2021 Private Placement”) whereby each unit comprised of (i) one share of Common Stock of the Company at a per share purchase price of $0.35, (ii) a common stock purchase warrant for an additional share of Common Stock exercisable over a one (1) year period at a per share exercise price of $1.00 (the “Series A Warrant”) and (iii) a common stock purchase warrant for an additional share of Common Stock exercisable over a two year period at a per share exercise price of $1.50 (the “Series B Warrant”; together with the Series A Warrants, collectively, the “Warrants”).

Between April 2021 through the closing of the Acquisition, the Company raised aggregate gross proceeds of $1,129,975 and 2,112,795 NIS (approximately $677,000 as of the date of this report) from the 2021 Private Placement. In connection therewith, the Company undertook to issue to the 2021 Private Placement investors an aggregate of 5,095,640 shares of Common Stock and issued Series A and Series B Warrants, in each case for the purchase of up to an additional 5,095,640 shares of Common Stock.

Accounting Treatment of the Acquisition

The Acquisition has been structured and accounted for as a reverse-merger and recapitalization. VeganNation is the surviving entity for financial reporting purposes and Sipup is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Acquisition will be those of VeganNation and will be recorded at the historical cost basis of VeganNation, and the consolidated financial statements after completion of the Acquisition will include the assets and liabilities and results of operations of VeganNation through the closing date of the Acquisition as well as the assets, liabilities and results of operations of the Combined Company from and after the closing date of the Acquisition.

Smaller Reporting Company

Following the Acquisition, the combined company continues being a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission, or the SEC.

FORM 10 DISCLOSURE

Immediately prior to the Closing of the Share Exchange pursuant to which VeganNation became a wholly-owned owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Report includes all of the information that would be included in a Form 10.

Overview of Sipup

Sipup Corp was incorporated in the State of Nevada on October 31, 2012. The Company initially was engaged in the marketing of beverages.

Sipup filed a registration statement on Form S-1 (File No. 333-185408) that was declared effective by the SEC on February 20, 2013, pursuant to which Sipup sold an aggregate of 3 million shares of its common stock under that registration statement.

Immediately preceding the closing of the Acquisition, Sipup was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, pursuant to the requirements of Item 2.01(f) and Item 5.01(a)(8) of Form 8-K, Item 2.01 sets forth the information that would otherwise be required if the Combined Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Combined Company and its securities upon completion of the Acquisition. Following the Acquisition, Sipup is a holding company, without any operations or employees, and the sole stockholder of VeganNation.

Overview of VeganNation

VeganNation is a global B2B2C (i.e., business-to-business-to-consumer) business that is developing a platform (the “Platform”) which comprises both a directory and marketplace connecting conscious consumers, businesses and organizations. Our proprietary platform empowers individuals, businesses and organizations that all wish to carry out business within the confines of a sustainable online marketplace (the “Marketplace”), thereby establishing strong and long-standing connections between everything plant-based. This begins with our proprietary e-commerce platform, a B2C and B2B marketplace, designed to make the plant-based market more sustainable, affordable, and globally accessible.

In addition to the foregoing, the Company envisions making its Platform a highly sought-after resource for the global plant-based community by continually disseminating content and educational materials, while facilitating meet-up opportunities, either virtually or in person.

Appreciating the criticality of integrity and transparency within the global sustainable plant-based community, the Company seeks to develop a unique decentralized approval system by employing smart contracts where vegans will have the opportunity to validate the authenticity of a vegan-friendly product manufacturer or establishment.

Principally, the VeganNation ecosystem is being designed to offer various kinds of participants, including consumers, merchants and suppliers, an environment facilitating the sale of products and services which comply with plant-based principles such as plant-based groceries, fresh produce, fashion or manufactured goods. In addition, the Platform will also facilitate the distribution of content relevant to the plant-based community and provide opportunities for participants to collaborate and meet up, either virtually or in person.

Technologically, VeganNation has continued to advance where it is iteratively building the next generation of a global, sustainable and social shopping experience via the Marketplace. The Marketplace seeks to deliver a cutting-edge user shopping experience that features products ranging from fresh produce and plant-based burgers, to fashion and home goods.

The Platform has three primary aspects: the “ecosystem”, the “incentive system” and the “Evergreen tracking system”.

The “ecosystem” aspect of our proprietary Platform was designed to incorporate “vegan values” and address the daily needs of vegans, globally. The ecosystem includes food sharing solutions that enable users to identify vegan food options in various locations worldwide through the aggregation of an approved list of vegan vendors (e.g., small business owners, craftsmen, farmers and other service providers who may offer their goods to consumers on the Platform.

The “incentive system” within the Platform would provide its users with (more) opportunities to contribute to the Platform.

Within the third foundational element of the Platform, namely the Evergreen tracking system, VeganNation aims to create a decentralized approval system via various smart contracts where vegans may vouch for the authenticity of a vegan friendly product or establishment, thereby making vegan commerce easier and transparent in a communal and accessible manner. The Evergreen supply chain tracking and verification system will work alongside the VeganNation ecosystem to ensure that products and services offered through the ecosystem comply with plant-based and sustainable principles by verifying that they meet the plant-based standards. The system is under development and we estimate that it will take a minimum of two years following the Acquisition Closing before our Evergreen tracking system becomes an industry-recognized supply chain ecosystem for vegan consumers and merchants alike.

All transactions within the Platform may be settled using the Green Token, a cryptocurrency specifically designed for users of the Platform. We discuss the Green Token in more detail below.

VeganNation is and will continue to be very active on other social media outlets, including partnerships with top nutritionists, chefs and brands advocating a plant-based lifestyle. Above all else, establishing a loyal core consumer base which continually utilizes the Marketplace for recurring purchases is critical for the execution of the Company’s business model, especially as the Company’s other offerings are still under development.

Corporate Structure

Following the Acquisition, the corporate structure of the newly-combined company is as follows:

We believe this structure affords VeganNation a great deal of flexibility and growth opportunities, by enabling more hires within Israel’s rich talent pool, while taking full advantage of the UK’s favorable regulatory framework particularly in regards to the issuance and recognition of utility tokens.

Activities of Enlightened --- On June 2, 2019, the Company completed the acquisition of Enlightened Capital Ltd., an Israeli company with offices at Bnei-Brak, Israel (“Enlightened”) whereby Enlightened became a direct and wholly owned subsidiary of the Company. Enlightened is engaged, in the field of green energy and is licensed to internationally trade in Certified Emission Reductions, also known as carbon credits (“CERs”), as issued by the UN until 2040.

Other Activities of VeganNation

Among the various undertakings of VeganNation, the Company firmly believes that sports will be a highly effective channel through which to disseminate VeganNation’s message of encouraging more consumers to make conscious, pant-based buying decisions. As such, VeganNation was the progenitor and sponsor of Sports for Sustainability campaign, involving the Brazilian Legends and countless other athletes which started their football careers in Brazil. The campaign has already drawn very large crowds and heightened awareness amongst fans of Brazilian football over the importance of sustainability. VeganNation continues to partner with many of the biggest sports legends of all times, as well as premier football clubs worldwide to further this campaign.

The sponsorship aspect of the campaign includes the placement of VeganNation’s logo signage on players’ jerseys and on in-stadium signage, and the consideration paid by VeganNation was through Green Coin.

The VeganNation Strategic Advantage

Unique Approach to the Product

VeganNation has taken an innovative approach to the development and dissemination of its consumer application (the “app”), as a key touchpoint with its members and user base. Among the features present on the app is the ability for users to invite their friends to purchase the same goods from their cart, promoting bulk purchases that benefit the business owners and planet alike. Users will be incentivized with loyalty points redeemable for products on the Marketplace for each such purchase that is made by a friend. Moreover, leveraging the growth of farm-to-table commerce, the app will display nearby farms to which our members can purchase directly, while receiving discounts and loyalty points.

The VeganNation Brand

VeganNation is a recognizable brand with its strategic partnerships and with leading groups around the world. Most notably, the Sports for Sustainability campaign which has attracted the top names in the sports and entertainment industry is gaining even higher traction and recognition with time.

Our Competitive Strength

We believe that the following assets position VeganNation for significant growth in the sustainable digital economy.

Cutting-Edge Innovation

Our software team has significant experience in the development of fintech and e-commerce solutions. In addition, our UI/UX and product design teams are adept at creating innovative and cutting-edge user interfaces, whether in the form of an app or website. Our developers are singularly focused on developing user and business experiences that seek to simplify complex transactions and functionalities.

E-commerce Platform

VeganNation has developed and continues to develop its e-commerce Platform to bridge the technological gap for small and medium size vegan businesses that wish to penetrate both regional and global markets. In 2018 alone, online marketplaces accounted for sales of over $145 billion by small and medium-sized American businesses. Our goal is to become a conduit for the plant-based industry by connecting businesses and consumers with a simple, quick, seamless, social and fun shopping experience for all plant-based and sustainable goods and services. VeganNation ensures user-friendly business onboarding, catalogue importing, 3rd party shipping integrations and extensive CRM and management tools for end-to-end management of all related business operations. Moreover, both the VeganNation website as well as the app are carefully designed to give merchants more insight into its customers. By way of example, through VeganNation’s business dashboard web tool, merchants will be able to:

●	Register their business

●	Connect a merchant bank account

●	Upload their product catalogue

●	Manage their inventory

●	Process orders and requests

●	Choose 3rd party shipping entity and track orders

●	Chat with their clients

●	Redeem points for GreenCoin

●	Exchange GreenCoin for Cash

Our Product is Aligned with Consumer Trends

VeganNation is being commercially launched at a time when the global mobile payments market reached $3.7 trillion in 2019 and it is expected to reach $12.4 trillion by 2025. The opportunity in front of VeganNation becomes even more interesting when you consider that 70% of millennials in the US and EU have identified as conscious consumers, and according to UBS, Barclays and JP Morgan, and that the plant-based food market is expected to reach $140 Billion in this decade with double digit growth year over year.   VeganNation is committed to bridging both of these trends, by becoming the most trusted brand for consumers seeking to make consumer conscious purchases via the new digital economy..

Growth and Expansion Forecast and Strategy

Penetrate Under-Serviced Regions in Europe

Our go-to-market strategy includes launching our Marketplace in North America and the United Kingdom, but also throughout Eastern Europe which is experiencing record growth among plant-based enthusiasts.

Expand the Range of E-Commerce Services

We firmly believe in the “if you build it, they will come” theory. As such, we are committed to building an ecosystem that is equal parts merchant and user-centric -- where the most respected merchants in the plant-based world want to grow their businesses, which invariably will drive customer usage. We will try to accomplish this by engaging in a continual state of research and development to ensure that our Marketplace offers merchants best-of-breed tools, such as analytics tools, seamless payment processing, a robust loyalty program and more.

Loyalty Program and Digital Token for Incentivization

We believe that each user of our app and customer of our Marketplace is a stakeholder in the future success and growth of the VeganNation Platform, and more broadly, its ecosystem. That’s why VeganNation is committed to both incentivizing and rewarding those individuals who play a role in our growth story. Particularly in the context of e-commerce, in 2020 approximately $96 billion in digital consumer sales were directly tied to loyalty-marketing-related benefits. VeganNation is currently developing the methodologies and algorithms that will calculate the appropriate loyalty rewards earned by users/customers alike, though all rewards are anticipated to be in the form Green Tokens. .

The Social Shopping Experience

VeganNation wants each user’s shopping experience within the Marketplace to be a socially-impacted experience, in which the user feels that he/she is part of a much larger and more meaningful agenda. Each member in our platform will have a cart that can be public or private, where they add their desired products, they can share the link of their cart with friends or have it displayed in the cart feed for other users to join, depending upon the privacy settings chosen by the user. As users drive greater adoption/purchases by their networks via the Marketplace, they receive loyalty / reward points.

GreenPay

GreenPay is the official engine at VeganNation, supporting in-app marketplace purchases and token transfers amongst individuals and businesses. As more communities issue their own financial instruments, GreenPay comes to serve as a business finance solution to expand payment options for an easy and seamless user experience. GreenPay offers extra rewards for consumers who pay in-store via the app.

On the merchant front, GreenPay offers an extensive list of APIs for businesses and organizations alike to onboard with the GreenPay payment platform. In addition, GreenPay utilizes distributed ledger technology, and transactions within the ecosystem will have the ability to be settled immediately using GreenCoin, with users transferring tokens to merchants and other participants as payment for products and services sold through the Platform.

Verification

Among future development plans on VeganNation’s research and development roadmap, is the much anticipated Evergreen Supply Chain Tracking and Verification System which will work in tandem with our Marketplace to ensure the products and services offered for sale on the Marketplace meet the (plant-based / sustainability) standards that will be eventually established under the verification system. The system is envisioned to fully automate each of the supply chain steps, from production to delivery, in order to assess whether a particular product or service meets the requisite verification standards. VeganNation also intends to crowdsource the standards among its members and users within the vegan and related ecosystems. By using GreenCoin as the unifying factor between consumers expecting to purchase plant-based products with their GreenCoins and merchants willing to accept GreenCoins, we believe that GreenCoin can also function as a catalyst for the aggregation of highly valuable data that can be leveraged to provide ongoing reality checks for the standards described above.

The GreenCoin

GreenCoin is a utility token based on the ERC-20 protocol, deployed on the Ethereum mainnet. The digital utility token is the driver behind the VeganNation Loyalty Program and the Sports for Sustainability campaign, as we’ve described elsewhere. We believe that GreenCoin, has the potential, over time, to become the official token/alternative currency instrument for the global plant-based community, thereby making it the first such instrument to engender inherent global and humanitarian benefits each time a GreenCoin is used. VeganNation intends to list GreenCoin on the Liquid Exchange in Japan following the completion of the Acquisition contemplated above. Other changes that VeganNation is considering include Betrix, FlowB2C and Merkata.

VeganNation previously offered a similar token to high net worth individuals outside of the United States and China back in 2018-2019.

Industry Background

According to IBM and McKinsey research, 70% of millennials in the US and EU identify as conscious consumers, while global research spanning 170 countries reveals that 57% of consumers are willing to change their purchasing habits to help reduce negative environmental impact, and 71% said that traceability is very important and are willing to pay a premium for brands that provide supply chain transparency and validation.

In 2018, there was an estimated 300,000,000 vegans in the western world, a number estimated to grow 15% on an annual basis1. The numbers are constantly rising, the UK for example witnessed a boost of 360% in the number of vegans in the past ten years, adding up to more than 1% of the population2. While many western countries are believed to have between 1.5% and 6% of the population leading vegan lifestyles. China purportedly has more than 50 million people who are believed to be vegan, or roughly 5% of the country’s population3.

[1]	“What’s In Our Food and On Our Mind; Ingredient and Dining-Out Trends Around the World” by Nielsen
[2]	“Number of Vegans in Britain Rises by 360% in10 Years” by Sue Quinn
3	“China’s Vegan Population Is the Largest in the World” by Tommy Dean

As the number of vegans worldwide continue to grow, the need for plant-based substitutes is also rising, allowing vegan-friendly retailers to flourish. For example, the US plant-based milk market is set to reach $2.6 billion by 20224 and sales of Alpro Unsweetened Almond Milk rose by 2,343% in the UK alone over the past two years alone. This exponential appetite for plant-based products is also resulting in global innovation, with startups like Hampton Creek, Beyond Meat and Impossible Foods creating plant-based products that compete head-on with their non-plant based substitute. And if anyone needed more validation as to the seriousness of these companies, many of them are backed by strong investors including Jerry Yang and Bill Gates who chose Hampton Creek as one of “the three companies to change the future of food.”

Although food is the often the first thing that comes to mind when thinking about veganism, veganism is a complete way of life. In fact, veganism exists even in the very clothes, accessories, makeup, or toothbrushes that are purchased. As veganism becomes increasingly mainstream, world-renowned designers such as Stella McCartney, Vivienne Westwood and Calvin Klein have banned the use of leather and fur from their clothing lines5. The synthetic leather market is projected to grow an estimated $85.05 billion by 20256.

Given these strong consumer trends that are manifest on a global scale, we believe that VeganNation has the potential of influencing greater compassion and awareness for all living beings. In VeganNation every individual is a global economic player with the ability to choose how they impact the world with every financial decision.

Green Coins issued

Through June 30, 2021, VeganNation’s U.K based subsidiary, VeganNation Finance Services Ltd. (“VFNS”, entered into several Early Contribution Agreements (each, an “ECA”) with purchasers of its Green Token. During the years ended December 31, 2019, 2020 and six months ended June 30, 2021, the Company received contributions in the aggregated amounts of $425,736, $53,910 and $0, respectively (collectively, the “Contributions”). In consideration for the Contributions received by VFNS from purchasers under the ECAs, VFNS issued such purchasers the following aggregate Green Tokens: (i) 24,664,540 Green Tokens, 1,623,450 Green Tokens and 5,627,457 Green Tokens, reflecting the numbers of virtual Ethereum blockchain smart contract protocol (the “Green Tokens” or “VeganCoin”) based the Contributions received divided by the product of the highest purchase price for the Green Tokens at the time of sale (the “Token Generation Event”) multiplied by the discount rate as signed in the ECA’s.

The Company committed to using the Contributions for the following purposes: preliminary funding of the Green Token generation event, research and development, coding, execution and launch of the Company’s Platform, other operational and day-to-day activities carried out by the Company.

Marketing Strategy

Albeit ambitious, VeganNation’s vision is to create an ecosystem that promotes a robust and safe sustainable and plant-based economy around GreenCoin that attracts both individuals and merchants on a global scale. This ecosystem will be supported by proprietary technology solutions which are designed to ensure safety and privacy, but also facilitate community, socialization, commerce and impact.

Our marketing efforts are scheduled to begin in earnest in October 2021, when we plan to launch our new app in select countries (U.S, Canada, U.K, Germany, Israel and Brazil), with global expansion plans in the 2 years that follow.

Ambassadors

A key element of our marketing strategy is the creation of an ‘Ambassador’ program – VeganNation’s ambassadors will be individuals tasked with disseminating our brand throughout their communities and locales, facilitating strategic introductions to potential partners and merchants within their networks, and serving as our beta community for the testing of newly released technologies. Ambassadors will be remunerated with GreenCoin for their efforts on the Company’s behalf.

[4]	“Global Soy and Milk Protein Ingredients Market 2017-2021” by Technavio
[5]	“Vivienne Westwood and Stella McCartney’s Plea to Ban Fur in the UK" by Katie Abson
6	"Synthetic Leather Market Size Worth $85.05 Billion By 2025" by Grand View Research, Inc.

Digital Marketing and Social Media

The primary means by which we drive consumer awareness and interest in our App and Platform is via social media. We maintain a registered domain website at www.vegannation.io, which serves as a source of information regarding our App and Platform. Our App is used as a platform to promote our plant-based friendly partners and to help the global conscious consumer community to thrive. We extensively use social media platforms such as Facebook, Instagram, Tik Tok, LinkedIn, Reddit and Twitter for online collaboration and marketing activities. These platforms are fundamentally changing the way we engage with our consumer and community and allow us to directly reach desirable target demographics.

●	Facebook: We maintain a company Facebook page, which we use to facilitate consumer information, distribute partners information and news. Additionally, we publish videos and pictures promoting the App. As of July 2021, we have over 67,000 Facebook followers.

●	Instagram: We maintain an active company Instagram account, which we use to publish content related to our partners and company in order to better connect with existing communities. We frequently publish news, celebrity promotions and content related to our activities. As of July 2021, we have over 7,000 Instagram followers.

●	Twitter: We maintain an active company Twitter account,, which we use to disseminate trending news and information, as well as to publish short format tips, tricks and shortcuts. We also regularly interact with our community. As of July 2021, we have over 4400 Twitter followers.

●	LinkedIn: We maintain an active company LinkedIn account, which we use to disseminate news related to VeganNation and industry-related media and information. We use our LinkedIn account as a job board for individuals interested in working with us. As of July 2021, we have over 1000 Twitter followers.

●	Tik Tok: As of August 1st we opened a company business account with close collaboration with the official TikTok agency to promote and engage with our target audience on a daily basis. We also joined TikTok’s new and upcoming influencers marketplace to excel our reach and engagement with relevant consumers and communities.

●	YouTube: We have an active channel with over 200 subscribers and over 60 videos. This channel will be promoted starting August 15th in collaboration with well known YouTubers from the Vegan community and famous Bloggers.

●	Reddit: We opened 2 strong active accounts connected to VeganNation’s founders on the platform. These accounts joined all relevant groups and threads to disseminate news related to VeganNation and industry-related information.

●	Telegram: We have an official and very active group that has over 1600 friends from all over the world which we use to disseminate news related to VeganNation the industry, recipes and Veganism for beginners.

Celebrity Endorsement

With the framework of our Sports for Sustainability campaign, we are fortunate to have partnered with celebrities such as football legends Zico, Cafu, Edmilson and others as well as Jerome Flynn, etc, all of whom share our core values. Their involvement and interest are helpful to promote our overall mission. We intend to grow our celebrity partner roster both in terms of geography and industry vertical.

VeganNation’s Growth Strategies:

To grow VeganNation, we intend to pursue following strategies--

Partner with Established Manufacturers, Distributors and Retailers

As an essential aspect of our business development efforts will be to partner with some of the top plant-based distributors and manufacturers worldwide. Besides providing VeganNation with the operational and product fulfillment support that our Marketplace will need to operate efficiently, they will also provide VeganNation with credibility and consumer confidence.

Focus on operational excellence and product quality

We are fully committed to supporting those businesses that choose to sell plant-based products and services, and we believe that our Platform offers them access to unparalleled engaged market. The key to bridging the divide between business and consumer is operational excellence, an enriching ecosystem experience and the ease to do business. Our business ecosystem is designed so that we help businesses manage and scale up their orders and operations. We are here to help businesses grow and reach a wider consumer base, which is why we will always continue focusing on new feature deliveries to our users on a regular basis.

Penetrating new markets

Our go-to-market strategy includes launching in various Eastern European countries and penetrating under-serviced regions in Europe, which is experiencing record growth among plant-based enthusiasts. As we see different regions embrace sustainability and plant-based lifestyles, we intend to enter those markets leveraging past successes.

Loyalty Program and Digital Token for Incentivization

As we’ve noted in several areas, we want our members, users and customers to feel like stakeholders within VeganNation, and to be incentivized to help grow and mature the VeganNation ecosystem. We believe that GreenCoin is an optimal tool to perpetuate such growth, and by putting GreenCoin in our members’/users’ digital wallets through various channels, they will have a reason to continue engaging with VeganNation, purchasing goods and services in our Marketplace and pushing ahead our brand. These folks will quickly understand that in supporting VeganNation, they are supporting the transformation a new plant-based economy and way of thinking.

Competition

The markets in which we operate are intensely competitive and highly dynamic, constantly changing based on shifting user preferences, new players and new offerings. We have experienced, and expect to continue to experience, intense competition from a number of companies in the following categories:

●	Merchants. We will be competing for businesses that wish to affiliate with Vegan Nation and sell their products and services within our Marketplace.

●	Consumers. We will be competing for members, users and consumers by trying to drive them to our website, apps and offerings. Being that this market segment is growing so quickly, companies realize the importance of first-mover and unique-mover advantages.

In terms of actual competitors, we’ve listed several of them below, though while each of them competes with one or two aspects of VeganNation’s business, none of them offer the entirety of that which VeganNation intends to bring to the market.

●	Pin Doudou: A China-based social e-commerce platform similar to VeganNation’s business model. The platform is very successful but is only operational in Chinese 3rd-tier cities.

●	BillionVeg Inc: Also known as “abillion”, they are a community for sustainability, in which people can provide reviews for vegan dishes and products, with each review helping people around the world live more a more sustainabe lifestyle. Abillion also provides a directory of vegan establishments.

●	HappyCow: The most reputable brand in the US and beyond within the vegan community. HappyCow has amassed a directory of 140,000 vegan businesses, however, they have neither a marketplace or any financial solutions to enable any kind of trade.

●	VEDGEco: Similar to Shope Like you Give a Damn, PlantX and Vegan Essentials, VEDGEco is a plant-based marketplace with operations solely in the US and the UK. None of these marketplaces operate outside of those two markets.

Commercial Model

The Company’s primary sources of revenue are sales made through its e-commerce platform, wholesale arrangements and partnerships. Secondary revenue sources include the Company’s sales made directly to restaurants, grocery stores partnerships and through food delivery service providers.

Our core business is our online marketplace that offers a wide range of plant-based food, beverages, plants, and prepared meals available for home delivery.

We generate the substantial majority of our revenue from fees paid by consumers and commissions charged to merchants for orders completed through our e-commerce platform. Businesses will enter into contractual agreements with us to pay a fixed commission fee of twelve percent (12%) per purchase order.

As part of our e-commerce platform, we also offer partner businesses certain business enablement services. the revenue from which is not material:

●	Business marketing. We provide marketing solutions that allow partner businesses to create demand by funding promotional discounts to consumers. For any business promotions, the business will provide payment in GreenCoin.

●	Other business services. We also charge businesses upfront activation fees related to appearing in our directory and the ability to sell their products on the e-commerce platform.

We have made significant investments in our business to expand our footprint to new geographic markets and enhance our technology e-commerce. We have invested in research and development to enhance the sophistication of our local logistics platform and deliver a high quality experience to businesses and consumers. We have also invested in sales and marketing and promotions to grow our brand, our directory, and consumer base.

Intellectual Property and Technology

The intellectual property that we own consists of: (i) trademarks, (ii) domain names, and (iii) proprietary code used to empower our technologies. To date, the Company has not attempted to register any of its intellectual property but it has plans to do so in the very near future. Notwithstanding the foregoing, we intend to aggressively assert our rights under trade secret, patents, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights may be protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

The Company’s intellectual property was and continues to be developed by personnel employed/engaged by VeganNation Services Ltd. (Israeli company), and the technology related to the GreenCoin has been licensed to VeganNation Finance Services Ltd. under a cost-plus arrangement. Both entities reflect the accrued fees that are due and owing to VeganNation Services Ltd. (which totals approximately US$1 million) on their respective books and records.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. In addition, while we are not aware that our services or proprietary rights infringe the proprietary rights of third parties, we may receive notices from third parties asserting that we have infringed their patents, trademarks, copyrights or other intellectual property rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease operating our business, any of which could have a material adverse effect on our business, operating results and financial condition.

Research and Development

We are constantly in the process of identifying and/or developing potential new products to offer to our customers. Our expenditures on research and development have historically been small and immaterial compared to our other business expenditures, though we have plans to dedicate more of the Company’s resources towards research and development, and specifically in the development of our Evergreen Supply Chain Tracking and Verification System.

Government Regulation

The Company is cognizant that its business will be subject to numerous laws and regulations across the various markets and territories in which the Company operates.

Current and future legislation and rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by regulatory rulemaking or interpretation requiring registration of all transactions, unless an exemption is available, including transacting in bitcoin or cryptocurrency amongst owners, and require registration of trading platforms as “exchanges” such as Coinsquare. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

We intend to comply with any applicable anti-money laundering or know your customer rules relating to tokens imposed by the United States Securities and Exchange Commission (the “SEC”) and Canadian securities regulators.

The Company will have to comply with various data privacy laws and regulations in each of the jurisdictions in which it collects personal data from members and users alike, and specifically the General Data Protection Regulations which govern the collection and processing of personal data of European Union residents. The Company is in the process of developing a global privacy compliance program that is intended to ensure its collection of personal data comports with local laws.

Employees

We currently employ ten full-time employees and engage the services of independent contractors, specifically in the areas of technology development. Our team consists of technology development, app developers, management and marketing.

Israeli labor laws govern the length of the workday, minimum wages for employees, procedures for hiring and dismissing employees, determination of severance pay, annual leave, sick days, advance notice of termination of employment, equal opportunity and anti-discrimination laws and other conditions of employment. Subject to specified exceptions, Israeli law generally requires severance pay upon the retirement, death or dismissal of an employee, and requires us and our employees to make payments to National Insurance Institute, which is similar to the U.S. Social Security Administration. Our employees have defined benefit pension plans that comply with the applicable Israeli legal requirements. Our employees are not represented by a labor union. We consider our relationship with our employees to be good. To date, we have not experienced any work stoppages.

Properties

Our subsidiary, VeganNation Services Ltd. leases approximately 75 square meters of office space in Herzlia, Israel, under a lease that provides for a monthly rent payment of NIS 25,272 (approximately $7,826.57). This lease is automatically renewed on a monthly basis and may be terminated by either party subject to a one month notice period.

We believe that our existing facilities are sufficient to meet our current needs and we will look for suitable additional space as and when needed.

Available Information

Historically, Sipup has filed periodic reports under the Securities Exchange Act of 1934, as amended, and has filed annual, quarterly and current reports and other information with the SEC. These reports and other related information are available at the public reference facilities of the SEC at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

RISK FACTORS

In this “RISK FACTORS” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and VeganNation on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE REGISTRANT’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE REGISTRANT OR THAT THE REGISTRANT CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE REGISTRANT’S BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE REGISTRANT’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE REGISTRANT’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Financial Position

We are an early stage company with very limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. VeganNation was formed on January 24, 2018. We have limited experience and operating history in which to assess our future prospects as a company. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

We will need substantial additional funding to continue our operations, which could result in significant dilution or restrictions on our business activities. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Our operations have consumed substantial amounts of cash since inception. We expect to need substantial additional funding to pursue our business plan.

At Acquisition, we raised gross proceeds of approximately $1.8 million under the 2021 Private Placement. Even after giving effect to the 2021 Private Placement, we will require additional capital to realize our business plan. Further, we expect our expenses to increase in connection with our ongoing activities.

Furthermore, we expect to incur additional costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

To date, we have financed our operations through a mix of equity investments from private investors, the incurrence of debt, grant funding and technology licensing revenues, and we expect to continue to utilize such means of financing for the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all.

If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. For instance, in connection with the closings of the 2021 Private Placement, we issued an aggregate of 5,095,640 shares of our common stock to investors in that offering as well as warrants exercisable for an additional 10,191,280 shares, of which warrants for 5,095,640 shares are exercisable at a per share exercise price of $1.00 and 5,095,640 shares are exercisable at a per share exercise price of $1.00.

If we raise additional capital through the incurrence of indebtedness, we may become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development or commercialization activities.

If we are unable to raise capital when needed on commercially reasonable terms, we could be forced to delay, reduce or eliminate our research and development for our drug candidates or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

The auditor included a “going concern” note in its audit report.

As noted in our audited financials for the years ended December 31, 2020 and 2019, we’ve sustained recurring operating losses and our accumulated deficit raises substantial doubt about our ability to continue as a going concern. We may not have enough funds to sustain the business until it becomes profitable. Even if we obtain financing, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

We may never achieve profitability.

Because of the numerous risks and uncertainties associated with the development and commercialization of an e-commerce based business, we are unable to accurately predict the timing or amount of future revenue or expenses or when, or if, we will be able to achieve profitability. We have financed our operations primarily through issuance and sale of equity and equity linked securities. The size of our future net losses will depend, in part, on the rate of growth or contraction of our expenses and the level and rate of growth, if any, of our revenues. We expect to continue to expend substantial financial and other resources on, among other things:

●	investments to expand and enhance our platform and technology infrastructure, make improvements to the scalability, availability and security of our platform, and develop new product offerings;

●	sales and marketing, including expanding our indirect sales organization and marketing programs;

●	general administration, including legal, accounting and other expenses related to being a public company.

If we are unable to successfully commercialize our products or if revenue from any of our products that receives marketing approval is insufficient, we will not achieve profitability. Furthermore, even if we successfully commercialize our products, our planned investments may not result in increased revenue or growth of our business. We may not be able to generate net revenues sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future, and may not be able to achieve and sustain profitability. If we fail to achieve and sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern.

Our quarterly results may fluctuate significantly and period-to-period comparisons of our results may not be meaningful.

Our quarterly results, including the levels of future revenue, if any, our operating expenses and other costs, and our operating margins, may fluctuate significantly in the future, and period-to-period comparisons of our results may not be meaningful. This may be especially true to the extent that we do not successfully establish our business model. Accordingly, the results of any one period should not be relied upon as an indication of our future performance. In addition, our quarterly results may not fully reflect the underlying performance of our business. Factors that may cause fluctuations in our quarterly results include, but are not limited to:

●	our ability to successfully establish our business model;

●	our ability to attract and retain distribution networks, customers and to expand our business;

●	changes in our pricing policies or those of our competitors;

●	the timing of our recognition of revenue and the mix of our revenues during the period;

●	the amount and timing of operating expenses and other costs related to the maintenance and expansion of our business, infrastructure and operations;

●	the amount and timing of operating expenses and other costs related to the development or acquisition of businesses, services, technologies or intellectual property rights;

●	the timing and costs associated with legal or regulatory actions;

●	changes in the competitive dynamics of our industry, including consolidation among competitors or customers;

●	loss of our executive officers or other key employees;)

●	industry conditions and trends that are specific to our industry; and

●	general economic and market conditions.

Fluctuations in quarterly results may negatively impact the value of our common stock, regardless of whether they impact or reflect the overall performance of our business. If our quarterly results fall below the expectations of investors or any securities analysts who follow our shares, or below any guidance we may provide, the price of our ordinary shares could decline substantially.

Currency exchange rate fluctuations affect our results of operations, as reported in our financial statements.

We incur expenses in U.S. Dollars and in NIS but our functional currency is the U.S. dollar However, a significant portion of our headcount related expenses, consisting principally of salaries and related personnel expenses as well as and R&D consulting services, leases and certain other operating expenses, are denominated in NIS. This foreign currency exposure gives rise to market risk associated with exchange rate movements of the U.S. dollar against the NIS. Furthermore, we anticipate that a material portion of our expenses will continue to be denominated in NIS.

In addition, increased international sales in the future may result in greater foreign currency denominated sales, increasing our foreign currency risk. If we are not able to successfully hedge against the risks associated with currency fluctuations, our financial condition and results of operations could be adversely affected. which could adversely affect our financial condition and results of operations.

Risks Related to Our Business and Industry

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

We have a history of losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Historically we have had operating losses and our cash flow has been inadequate to support our ongoing operations. For the years ended December 31, 2020, 2019 and the six month ended June 30. 2021, we had a net loss of $692,000, $859,000 and $292,000 respectively, and as of June 30, 2021, we had an accumulated deficit of $1,844,000. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to gain market acceptance of our products and continue growing our existing operations. If we cannot generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

Disease Outbreaks May Negatively Impact the Company

A local, regional, national or international outbreak of a contagious disease, including the novel coronavirus COVID-19, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu or any other similar illness, could cause staff shortages, supply shortages and increased government regulation all of which may negatively impact the business, financial condition and results of operations of the Company. A pandemic could cause temporary or long-term disruptions in the Company’s supply chains and/or delays in the delivery of the Company’s inventory. Further, such risks could also adversely affect the Company’s customers’ financial condition, resulting in reduced spending for the products the Company sells. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees to avoid the Company’s properties, which could adversely affect the Company’s ability to adequately staff and manage its businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt the Company’s operations, if employees or other company personnel who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of the Company’s facilities or operations of its sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on the Company’s business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect the Company’s business, financial condition and results of operations.

Specifically, the impact of COVID-19 has severely limited management’s ability to travel, which, given the emerging international nature of the Company’s business, management team and clientele, has impacted the Company’s ability to manage its business in a traditional manner.

At present, as is common across many industries and geographies, we could be materially and adversely affected by a range of factors and developments related to COVID-19 (including a potential resurgence due to variant cases), largely beyond its control. The extent to which the coronavirus impacts our business, including its operations and market for its securities, will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. The public health impact of the coronavirus, as well as the steps taken by governments and businesses around the world to combat its spread, could have an adverse impact on the global economy. Any such economic downturn, either short-term or prolonged, could impact us as well.

To the extent that the COVID-19 pandemic continues and/or worsens, the impacts on the global economy are unpredictable and could have a material adverse effect on the Company’s business, results of operations and financial condition. In particular, the continued spread of the coronavirus globally could materially and adversely impact our business including without limitation, employee health, workforce productivity, increased expenses and other factors that will depend on future developments beyond our control, which could have a material adverse effect on the Company’s business, results of operations and financial condition.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our vegan based services is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the plant-based e-commerce online marketing industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing trends and capitalize on them. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

Our acquisition strategy creates risks for our business.

We expect that we may pursue acquisitions of other businesses, assets or technologies to grow our business. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate may be impaired.

We may pay for acquisitions by issuing additional shares of our Common Stock, which would dilute our stockholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	potential litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former stockholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on recent acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

If we secure intellectual property rights in the future, such intellectual property rights will be valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

If we secure intellectual property rights, including those rights related to trademarks, copyrights and trade secrets, they will be important assets for us. We do not hold any patents protecting our intellectual property at this time. Various events outside of our control may pose a threat to any intellectual property rights that we acquire as well as to our business. For example, we may be subject to third-party intellectual property rights claims, and our technologies may not be able to withstand any such claims. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we may take to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our potential future intellectual property rights could harm our business or our ability to compete.

If we are unable to protect the confidentiality of our trade secrets and know-how, our business and competitive position would be harmed.

The Company has not currently filed for any protection of its intellectual property. We expect to rely on trade secrets and proprietary know-how protection for our confidential and proprietary information, and we have taken security measures to protect this information. These measures, however, may not provide adequate protection for our trade secrets, know-how, or other confidential information. Among other things, we seek to protect our trade secrets, know-how, and confidential information by entering into confidentiality agreements with parties who have access to them, such as our employees, collaborators, contract manufacturers, consultants, advisors, and other third parties. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Moreover, there can be no assurance that any confidentiality agreements that we have with our employees, consultants, or other third parties will provide meaningful protection for our trade secrets, know-how, and confidential information or will provide adequate remedies in the event of unauthorized use or disclosure of such information. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. Accordingly, there also can be no assurance that our trade secrets or know-how will not otherwise become known or be independently developed by competitors.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position would be materially and adversely harmed.

Trade secrets and know-how can be difficult to protect as trade secrets and know-how will over time be disseminated within the industry through independent development, the publication of journal articles, and the movement of personnel skilled in the art from company to company or academic to industry scientific positions. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Because from time to time we expect to rely on third parties in the development, manufacture and distribution of our products and provision of our services, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, license agreements, collaboration agreements, supply agreements, consulting agreements or other similar agreements with our advisors, employees, collaborators, licensors, suppliers, third-party contractors, and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets and know-how. Despite the contractual provisions employed when working with third parties, the need to share trade secrets, know-how, and other confidential information increases the risk that such trade secrets and know-how become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or know-how, or other unauthorized use or disclosure would impair our competitive position and may have an adverse effect on our business and results of operations.

In addition, these agreements typically restrict the ability of our advisors, employees, collaborators, licensors, suppliers, third-party contractors, and consultants to publish data potentially relating to our trade secrets or know-how, although our agreements may contain certain limited publication rights. Despite our efforts to protect our trade secrets and know-how, our competitors may discover our trade secrets or know-how, either through breach of our agreements with third parties, independent development, or publication of information by any of our third-party collaborators. A competitor’s discovery of our trade secrets or know-how would impair our competitive position and have a material adverse impact on our business.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

General Cryptocurrency Risks

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence and impact our success and have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. We do not maintain any insurance to protect from such risks, and do not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event we face fraud, security failures, operational issues or similar events such factors would have a material adverse effect on our ability of to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

On July 25, 2017 the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to federal securities laws. Thereafter, China released statements and took similar actions. Although we do not participate in ICOs, our clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities. Such a restriction could have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, raise new capital which would have a material adverse effect on our business, prospects or operations and harm investors in our securities.

On-going and future regulatory actions and regulatory change related to our business or cryptocurrencies, may impact our ability to continue to operate and such actions could affect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

●	Continued worldwide growth in the adoption and use of cryptocurrencies;

●	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

●	Changes in consumer demographics and public tastes and preferences;

●	The maintenance and development of the open-source software protocol of the network;

●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	General economic conditions and the regulatory environment relating to digital assets; and

●	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions or investors in our securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors would have a material adverse effect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of our inventory. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold.

As an alternative to gold or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to us and investors in our securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Although currently bitcoins, Ethereum, and other cryptocurrencies, the blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

If regulatory changes or interpretations require the regulation of bitcoins or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in bitcoin or cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coinsquare. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Lack of liquid markets, and possible manipulation of blockchain/cryptocurrency based assets.

Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume, or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Risks Related to the Ownership of our Common Stock

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

There is not now, nor has there been since our inception, an orderly and liquid market for shares of our common stock, and an active trading market for our shares may never develop or be sustained after this offering. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Our common stock is quoted on the OTC Markets Pink Tier, an over-the-counter quotation system. An active market for our common stock may never develop or be sustained. If an active market for our common stock does not develop, it may be difficult for you to sell the shares you purchase in this offering without depressing the market price for the shares or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

Currently, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately ___% of our outstanding voting securities. This concentration of ownership may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our company.

Sale of our common stock by the Selling Shareholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is traded on the OTC Markets’ Pink tier. Our common stock is thinly traded when compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained after this offering.

Our share price is expected to be volatile and may be influenced by numerous factors, some of which are beyond our control.

Market prices for shares of e companies such as ours are often volatile, and the quoted price of our common stock is therefore likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

In addition, the stock market in general, and the stocks of small-cap companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In addition, other biotechnology and medical device companies or our competitors’ programs could have positive or negative results that impact their stock prices and their results or stock fluctuations could have a positive or negative impact on our stock price regardless of whether such impact is direct or not. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks in accordance with the provisions of Rule 15g-9; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased, provided that any such purchase shall not be effected less than two business days after the broker or dealer sends such written agreement to the investor.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information, investment experience and investment objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) in highlight form, confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, it may be more difficult to execute trades of our common stock which may have an adverse effect on the liquidity of our common stock and your investment.

If securities or industry analysts do not publish, or cease publishing, research or publish inaccurate or unfavorable research about our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and any trading volume could decline.

Any trading market for our common stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business, markets or competitors. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business or our market, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and any trading volume to decline.

We are exposed to additional risks as a result of “going public” by means of a reverse acquisition transaction.

We are exposed to additional risks because the business of VeganNation has become a public company through a “reverse acquisition” transaction. There has been increased focus in recent years by government agencies on transactions such as the Acquisition, and we may be subject to increased scrutiny by the SEC or other government agencies and holders of our securities as a result of the completion of that transaction. Further, as a result of our existence as a “shell company” under applicable rules of the SEC prior to the closing of the Acquisition, we are subject to certain restrictions and limitations for certain specified periods of time relating to potential future issuances of our securities and compliance with applicable SEC rules and regulations. Additionally, our “going public” by means of a reverse acquisition transaction may make it more difficult for us to obtain coverage from securities analysts of major brokerage firms following the Acquisition because there may be little incentive to those brokerage firms to recommend the purchase of our common stock. Further, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an initial public offering (IPO), because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock. The occurrence of any such event could cause our business or stock price to suffer.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes- Oxley Act, subject to certain exceptions. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. As a private company, VeganNation was not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures prior to the Acquisition. Our management team and Board of Directors will need to devote significant efforts to maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our common stock, which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

If material weaknesses or deficiencies in our internal controls exist and go undetected or unremedied, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our common stock to decline.

We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do or we become subject to Section 15(d) of the Exchange Act, we will be a “voluntary filer.”

We are not currently required under Section 12 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. We expect that we will become subject to the reporting requirements under Section 15(d) of the Exchange Act upon the effectiveness of the registration statement of which this prospectus forms a part. However, until such registration statement becomes effective we are a voluntary filer and we are currently considered a non-reporting issuer under the Exchange Act. Additionally, although we currently anticipate that we will register our common stock under Section 12 of the Exchange Act, until we do so, we are not subject to the SEC’s proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements.

In addition, if we do not register under Section 12 of the Exchange Act, we could again become a voluntary filer and could cease filing annual, quarterly or current reports under the Exchange Act.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Acquisition, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date of the filing of this Registration Statement was filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

If we issue additional shares of our capital stock in the future, our existing stockholders will be diluted.

Our Amended and Restated Articles of Incorporation authorizes the issuance of up to 250,000,000 shares of our common stock Possible business and financial uses for our authorized capital stock include, without limitation, equity financing, such as the offering described in this prospectus, future stock splits, acquiring other companies, businesses or products in exchange for shares of our capital stock, issuing shares of our capital stock to partners or other collaborators in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our equity compensation plan, or other transactions and corporate purposes that our Board of Directors deems are in the interests of our company. Additionally, issuances of shares of our capital stock could have the effect of delaying or preventing changes in control or our management. Any future issuances of shares of our capital stock may not be made on favorable terms or at all, they may have rights, preferences and privileges that are superior to those of our common stock, and may have an adverse effect on our business or the trading price of our common stock. The issuance of any additional shares of our common stock will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.

The elimination of personal liability of our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws eliminate to the furthest extent permitted under Nevada law the personal liability of our directors and officers to us, our stockholders and creditors for damages as a result of any act or failure to act in his or her capacity as a director or officer. Furthermore, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and individual indemnification agreements that we have entered with each of our directors and officers provide that we are obligated to indemnify, subject to certain exceptions, each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for such damages, even if such actions might otherwise benefit our stockholders.

We do not intend to pay cash dividends on our capital stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain all future earnings to fund the development of our products.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of VeganNation for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021, should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto of VeganNation filed herewith as Exhibits 99.1 and 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Through our subsidiary VeganNation, we are a global B2B2C (i.e., business-to-business-to-consumer) business that operates our proprietary Platform which is being designed as both a directory and marketplace connecting conscious consumers, businesses and organizations. The Company’s Platform will empower individuals, businesses and organizations alike that wish to transact business within the confines of a sustainable online Marketplace committed to making plant-based products and offerings affordable, and globally accessible.

In addition to the foregoing, the Company envisions making its Platform a highly sought-after resource for the global plant-based community by continually disseminating content and educational materials, while facilitating meet-up opportunities, either virtually or in person.

Appreciating the criticality of integrity and transparency within the global sustainable plant-based community, the Company seeks to develop a unique decentralized approval system by employing smart contracts where vegans will have the opportunity to validate the authenticity of a vegan-friendly product manufacturer or establishment.

Finally, all transactions within the Platform may be settled using either fiat or VeganNation’s Green Token, a cryptocurrency specifically designed for users of the Platform.

Recent Developments

Between 2018 and June 30,2021, VeganNation entered into several Early Contribution Agreements (each, an “ECA”) with purchasers of its Green Token. During the years ended December 31, 2019, 2020 and six months ended June 30, 2021, VeganNation received Contributions in the aggregated amounts of $425,736, $53,910 and $0, respectively. In consideration for the Contributions received by the Company from purchasers under the ECAs, the Company issued such purchasers the following aggregate Green Tokens: (i) 24,664,540 Green Tokens for contributions received in Calendar Year 2019, (ii) 1,623,450 Green Tokens for contributions received in Calendar Year 2020, and (iii) 5,627,457 Green Tokens for contributions received through June 30, 2021., reflecting the numbers of virtual Ethereum blockchain smart contract protocol.

Acquisition

On April 26, 2021, Sipup, VeganNation and the former stockholders of VeganNation entered into a Securities Exchange Agreement pursuant to which the stockholders of VeganNation contributed all of their equity interests in VeganNation to Sipup in exchange for shares of Sipup common stock, which resulted that VeganNation becoming a wholly owned subsidiary of Sipup, which we refer to as the Acquisition. The Acquisition closed on September 30 2020.

Upon the closing of the Acquisition, Sipup ceased to be a “shell company” under applicable rules of the Securities and Exchange Commission, or the SEC.

In accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, section 805 entitled, “Business Combinations,” VeganNation is considered the accounting acquirer in the Acquisition and will account for the transaction as a capital transaction. Consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements will be those of VeganNation and will be recorded at the historical cost basis of VeganNation

Comparison of the Three and Six Months Ended June 30, 2021 to the Three and Six Months Ended June 30, 2020

	For the three months period ended June 30		For the six months period ended June 30
	2021	2020	2021	2020
	U.S dollars (in thousands)
Revenues	8,000	40,000	65,000	105,000
Operating Expenses
Research and development expenses	(9,000)	(26,000)	(14,000)	(29,000)
Selling and marketing expenses	(21,000)	(5,000)	(31,000)	(22,000)
General and administrative expenses	(169,000)	(112,000)	(296,000)	(400,000)

Total operating expenses	(191,000)	(103,000)	(276,000)	(347,000)

Financing expenses, net	3,000	70,000	(16,000)	(80,000)

Loss for the period	188,000	(33,000)	(292,000)	(427,000)

Revenues.

Revenues for the six months ended June 30, 2021 were $65,000, a decrease of $32,000, or 38%, compared to total revenues of $105,000 for the six months ended June 30, 2020.

Research and Development

Research and development expenses consist of salaries and related expenses, consulting fees and other related expenses. Research and development expenses for the six months ended June 30, 2021 were $14,000, a decrease of $15,000, or 52%, compared to total research and development expenses of $29,000 for the six months ended June 30, 2020. The decrease is mainly attributable to the decrease in professional fees.

Selling and Marketing Expenses

Selling and marketing expenses consist of salaries and related costs for selling and marketing personnel, services providers and promotion expenses. Selling and marketing expenses for the six months ended June 30, 2021 were $31,000, an increase of $9,000, or 41%, compared to total selling and marketing expenses of $22,000 for the six months ended June 30, 2020. The increase is mainly attributable to the increase in marketing activities partially offset by decrease in professional fees.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional fees and other non-personnel related expenses such as legal expenses and insurance costs. General and administrative expenses for the six months ended June 30, 2021 were $296,000, a decrease of $104,000, or 26%, compared to total general and administrative expenses of $400,000 for the six months ended June 30, 2020. The decrease is mainly a result of the decrease in professional services and payroll and related expenses.

Financing Expenses, Net

Financing expenses, net for the six months ended June 30, 2021 were $16,000, a decrease of $64,000, or 80%, compared to total financing expenses of $80,000 for the six months ended June 30, 2020. The decrease is mainly a result of the effect of currency exchange.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the six months ended June 30, 2021 was $292,000, compared to $427,000 for the six months ended June 30, 2020, a decrease of $135,000, or 32%.

Comparison of the Year Ended December 31, 2020 to Year Ended December 31, 2019

Summary of Results of Operations

	For the year ended December 31,
	2020	2019
	U.S dollars (in thousands)
Revenues	145,000	6,987,000

Operating Expenses
Research and development expenses	(66,000)	(217,000)
Selling and marketing expenses	(23,000)	(5,525,000)
General and administrative expenses	(685,000)	(1,948,000)

Total operating expenses	(629,000)	(703,000)

Financing expenses, net	(63,000)	(156,000)

Loss for the period	(692,000)	(859,000)

Revenues.

Revenues for the year ended December 31, 2020 were $145,000, a decrease of $6,842,000, or 98%, compared to total revenues of $6,987,000 for the year ended December 31, 2019. The decrease is mainly attributable to the Company's overall business plan and strategic development during 2019 to gear up and prepare for a global launch during the first quarter of 2020, which came to a halt due to the breakout of the COVID-19 pandemic.

Research and Development

Research and development expenses consist of salaries and related expenses, consulting fees and other related expenses. Research and development expenses for the year ended December 31, 2020 were $66,000, a decrease of $15,000, or 70%, compared to total research and development expenses of $217,000 for the year ended December 31, 2019. The decrease is mainly attributable to the decrease in professional fees partially and decrease in expenses associated with international travel and field trials which have been postponed due to COVID-19.

Selling and Marketing Expenses

Selling and marketing expenses consist of salaries and related costs for selling and marketing personnel, services providers and promotion expenses. Selling and marketing expenses for the year ended December 31, 2020 were $23,000, an increase of $5,502,000, or 99%, compared to total selling and marketing expenses of $5,525,000 for the year ended December 31, 2019. The decrease is mainly attributable to the decrease in professional services and promotion activities expenses which resulted from the entire global business environment coming to a halt due to COVID-19 and in particular, the entire sports industry.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional fees and other non-personnel related expenses such as legal expenses and insurance costs. General and administrative expenses for the year ended December 31, 2020 were $685,000, a decrease of $1,263,000, or 65%, compared to total general and administrative expenses of $1,948,000 for the year ended December 31, 2019. The decrease is mainly a result of the decrease in professional services, payroll and related expenses and office expenses, resulted from the entire global business environment coming to a halt due to COVID-19.

Financing Expenses, Net

Financing expenses, net for the year ended December 31, 2020 were $63,000, a decrease of $93,000, or 60%, compared to total financing expenses of $156,000 for the year ended December 31, 2019. The decrease is mainly a result of the effect of currency exchange.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the year ended December 31, 2020 was $692,000, compared to $859,000 for the year ended December 31, 2019, a decrease of $167,000, or 19%.

Liquidity and Capital Resources

From inception and through the date of the Acquisition, we have funded our operations from a combination of loans and sales of equity instruments. Between April and September, 2021, we raised aggregate gross proceeds in the approximate amount of $1.8 million from the 2021 Private Placement.

As of June 30, 2021, we had a total of $1,000 in cash resources and approximately $2,495,000 of liabilities, consisting of $2,459,000 of current liabilities from operations.

VeganNation has experienced operating losses since its inception and had a total accumulated deficit of $1,844,000 as of June 30, 2021. VeganNation expects to incur additional costs and require additional capital. We have incurred losses in nearly every year since inception and in the year ended December 31, 2020. These losses have resulted in significant cash used in operations. During the fiscal years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021, our cash used in operations was approximately $420,000, $117,000 and $35.000, respectively. We need to continue and amplify our research and development efforts for our Platform. As we continue to conduct these activities, we expect the cash needed to fund operations to increase significantly over the next several years.

At the closing of the 2021 Private Placement, we entered into a securities purchase agreement with certain accredited investors providing for the issuance and sale to such investors of an aggregate of 5,095,640 shares of our Common Stock and warrants for an additional 5,095,640 shares of our Common Stock, exercisable through April 2022, at a per share exercise price of $1.00 and warrants for an additional 5,095,640 shares of our Common Stock, exercisable through April 2023, at a per share exercise price of $1.50. After deducting for offering related expenses, the aggregate gross proceeds from the initial closing of the 2021 Private Placement were approximately $1.8 million.

Even after giving effect to the proceeds of the 2021 Private Placement, we will need to obtain additional funding in order to pursue our business plans. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

We expect that our existing cash and cash equivalents will enable us to fund our operations and capital expenditure requirements for at least the next twelve months. Our requirements for additional capital during this period will depend on many factors, including the following:

●	the scope, rate of progress, results and cost of our development and engineering efforts related to the Platform;

●	the cost and timing of establishing sales and marketing capabilities;

●	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

●	the timing, receipt and amount of sales, profit sharing or royalties, if any, from our potential products;

●	the cost of preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

●	the extent to which we acquire or invest in businesses, products or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights, future revenue streams, or product candidates or to grant licenses on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Our cash is maintained in money market accounts and, to a lesser extent, in CDs at major financial institutions. Due to the current low interest rates available for these instruments, we are earning limited interest income. Our investment portfolio has not been adversely impacted by the problems in the credit markets that have existed over the last several years, but there can be no assurance.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 20, 2020 (the “Dismissal Date”), the Board of Directors the Company dismissed Weinstein & Co C.P.A. (“Weinstein”) as the independent registered public accounting firm for the Company. On May 20, 2020, the Board engaged Halperin CPA, Financial Consulting & Management (“Halperin”) as the Company’s new independent registered public accounting firm. The decision to dismiss Weinstein resulted from an order (the “Order”) of the Securities and Exchange Commission (the “SEC”) denying W&CO the privilege of appearing or practicing before the SEC.

The reports of Weinstein on the Company’s financial statements for the two most recent fiscal years prior to the Dismissal Date did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the two most recent fiscal years and through the Dismissal Date, there were (i) no disagreements between the Company and Weinstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Weinstein, would have caused Weinstein to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Dismissal Date, neither the Company or anyone on its behalf consulted with Halperin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Halperin that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DA TP UPDATE FOLOWING MEITAV DASH REPORT

The following table lists, as of date of the closing of the Share Exchange Agreement, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 62,073,299 shares of our common stock outstanding as of September 30, 2021 after giving effect to the Acquisition and the initial closing of the 2021 Private Placement.

	Shares of Common Stock (1)	Percent of Class (2)
Executive Officers and Directors	9,854,938	6.21
Isaac Thomas, Chief Executive Officer & Director	-	*
Yochai Ozeri, Chief Financial Officer & Director	-	*
Netanel Salomon, Vice President & Director	-	*
Baruch Yadid, Director

5% or more Shareholders
Adi Zim Holdings Ltd. (2)	10,215,429	16.69%
Kukac LLC (4)	4,285,578	7%
Extra Holdings Israel Ltd (5)	4,285,686	7%
Shneor Shapira	9,854,938	16.1%
Yosef Haim Raybi	9,854,938	16.1%

*	Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Mr. Adi Zim holds sole voting and dispositive control of these securities. The address of Adi Zim Holdings Ltd. is Yosef Klausner 10, Ramla Israel. Includes 1,714,346 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant.

(3)	Mr. Isaac Thomas is the sole member of Vegan Point LLC. He is also the CEO of the Company.

(4)	Includes 2,857,052 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant. Glen Barnett has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities. Mr. Barnett disclaims beneficial ownership with respect to such shares.

(5)	Includes 2,857,124 shares the selling stockholder has the right to acquire through the exercise of a common stock warrant. Ari Rosenberg has the power to vote or dispose of the securities held of record by the selling stockholder and may be deemed to beneficially own those securities. Mr. Rosenberg disclaims beneficial ownership with respect to such shares.

DIRECTORS AND EXECUTIVE OFFICERS

The Directors and Officers currently serving our Company following the Acquisition are as follows:

Name	Age	Positions and Offices
Isaac Thomas	33	Executive Chairman of the Board and Chief Executive Officer
Yochai Ozeri	44	Chief Financial Officer, Director
Netanel Salomon	32	Director
Baruch Yadid	63	Director

The directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors.

Isaac Thomas, Age 33

Mr. Thomas serves as Chief Executive Officer of VeganNation Services Ltd., an Israeli company, a position he has held since January 2018 and as Executive Chairman of the Company. Mr. Thomas is an entrepreneur from the age of 16. Mr. Thomas’ career spans 17 years of entrepreneurial ventures in real estate and healthcare, where he acquired, developed, consulted and led visionary projects in the multifamily and senior housing sectors in the United States. In 2016, through a spiritual journey of meditation, Mr. Thomas has chosen to live a plant based lifestyle. In January 2018 Mr. Thomas founded VeganNation with the vision of creating the global platform and infrastructure to unite the global plant-base and sustainable economy into a true global, impactful economic ecosystem.

Yochai Ozeri, Age 44

Mr. Ozeri has been serving, since January 2012, as the Director of Finance and Treasurer of deltathree. In his current roles at deltathree, Mr. Ozeri serves as its principal financial officer and principal accounting officer. Prior to assuming the positions of at deltathree, Mr. Ozeri, served as Controller from August 2009 until January 2012. Founded in 1996, deltathree, Inc. is a global provider of Voice over Internet Protocol (VoIP) telephony services, products, and solutions for partners, resellers and direct consumers. Prior to joining deltathree, Mr. Ozeri served as a senior auditor at Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young International, in its technology practice group. Mr. Ozeri is a Certified Public Accountant.

Netanel Salomon, Age 32

Mr. Solomon has been serving, since November 2014, as a sales executive in Binary Partners which experts in building traded platform online binary option and Forex platforms for dealers. Prior to assuming the positions of at Binary Partners, Mr. Salomon served from July 2013 as Vice President; sales and marketing in Webresult an internet marketing solutions company. Mr. Salmon has served from March 2012 to July 2013 as a consultant and manager of “call of the shofar” Israeli branch, a non-profit focuses on personal and relational transformation. From November 2010 to March 2012 as a youth guide in Gush Etzion regional municipality managing employment projects for youth on summer vacation.

Baruch Yadid, Age 63

In the last 10 years Mr. Yadid was involved in several real estates and commercial deals in Israel and abroad, he also played a major role in the successes of private companies.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We do not have any independent directors, as such term is defined in the listing standards of The Nasdaq Stock Market, at this time. The Company’s Common Stock is not listed or quoted on any exchange that has director independence requirements, or any exchange at all at this time.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2020 and 2019 by our named executive officers prior to the Acquisition. The following table includes compensation earned by the parties named therein for services performed for VeganNation prior to that entity becoming our wholly owned subsidiary upon the completion of the Acquisition on September 30, 2021.

Summary Compensation Table

Name & Principal Position	Year	Salary (1)	Bonus	Option Awards	All other compensation	Total

Isaac Tomas, CEO and Co-Founder	2020	119,509	-	-	-	119,509
	2019	112,740	-	-	-
Shneor Shapira, CFO and Co-Founder	2020	119,509	-	-	-	119,509
	2019	112,687	-	-	-
Yossi Raybi, BD and Co-Founder	2020	119,509	-	-	-	119,509
	2019	112,687	-	-	-

(1)	All compensation received by VeganNation’s executive officers is paid in NIS. For the purposes of completing this table, with respect to compensation paid during the fiscal year ended December 31, 2020 and 2019, VeganNation converted each NIS denominated amount into U.S. dollars by dividing the NIS amount by the exchange rate effective on the date the fee was incurred.

Currently the directors of Sipup are not compensated for their services on the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which VeganNation is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of Common Stock par value $0.01 per share, of which 61,197,880 shares of common stock are outstanding after giving effect to the Acquisition and the initial closing of the 2021 Private Placement.

Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for actions to be taken by shareholders. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Warrants

There are currently warrants outstanding to purchase an aggregate of 10,191,280 shares of Common Stock of the Company, of which 5,095,640 shares are exercisable through April 2022 at a per share purchase price of $1.00 and 5,095,640 share are exercisable through April 2023 at a per share exercise price of $1.50.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

We do not have any anti-takeover provisions in our Bylaws.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently quoted on the Pink Tier of the OTC Marketplace under the symbol of “SPUP.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its common stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plans

The Company has not adopted an equity compensation plan and has no stock options granted or outstanding.

Holders

As of the date of this Report, we had 61,197,880 shares of our common stock par value, $.001 outstanding (after giving effect to the Acquisition and the initial closing of the 2021 Private Placement, and approximately 24 record owners of our common stock.

Transfer Agent and Registrar

The Company’s transfer agent is Globex Stock Transfer and Trust, LLC and is located at 780 Deltona Blvd., Suite 202, Deltona Florida 32725 and has a phone number of (813) 344-4490.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Recent Sales Of Unregistered Securities

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of additional recent sales of unregistered securities, which is hereby incorporated by reference.

FINANCIAL STATEMENTS

Reference is made to the financial statements and pro forma financial information relating to VeganNation Services Ltd. contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Upon the closing of the Acquisition, we issued 41,062,240 shares of our common stock to former stockholders of VeganNation in exchange for all of the outstanding shares of VeganNation’s capital stock. The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and Rule 903 of Regulation S promulgated thereunder. In determining that the issuance of certain of such securities qualified for exemption under Section 4(a)(2) of the Securities Act, we relied on the following facts: the securities were issued to recipients that each represented that it was an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, it was acquiring the securities for investment purposes and without a view toward disposition thereof, and it had sufficient investment experience to evaluate the risks of the investment; we used no advertising or general solicitation in connection with the issuance and sale of the securities; and the securities were issued as restricted securities. In determining that the issuance of certain of such securities qualified for exemption in reliance on Regulation S, we relied on the following facts: each recipient represented that it is not a “U.S. Person” within the meaning of Regulation S under the Securities Act and that he, she or it would not sell the shares in the U.S. for a period of at least one year after purchase.

Item 3.03 Material Modification of Rights of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Closing of the Share Exchange described in Items 1.01 and 2.01 of this Current Report, which description is incorporated by reference in this Item 5.06 of this Current Report, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements for VeganNation for the years ended December 31, 2020 and 2019 are filed herewith as Exhibits 99.1, and are incorporated herein by reference.

(b) Pro Forma Financials

The unaudited pro forma balance sheet and statement of operations of VeganNation and Sipup Corporation and notes thereto are filed herewith as Exhibits 99.2 hereto and are incorporated herein by reference.

(d) Exhibits

EXHIBIT INDEX

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Exchange Agreement dated as of April 25, 2021 among Sipup Corporation, VeganNation Services Ltd. and the shareholders of VeganNation Services Ltd. (incorporated by reference to the Current Report on Form 8-K Filed by the Company on April 26, 2021)

3.1	Articles of Incorporation of the Registrant (incorporated by reference to the Registration Statement on Form S-1 Filed by the Company on December 12, 2012)

3.2	Amended and Restated Bylaws of the Company

10.1	Lease Agreement between Registrant and Mindspace

21.1	List of Subsidiaries

99.1	The audited consolidated financial statements for VeganNation for the years ended December 31, 2020 and 2019 and the unaudited financial statements for the three and six months ended June 30, 2021

99.2	Pro forma financial statements of the Registrant and VeganNation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report o be signed on its behalf by the undersigned, thereunto duly authorized.

SIPUP CORPORATION, INC.

	By:	/s/ Isaac Thomas
Isaac Thomas
Date: October 6, 2021		Chief Executive Officer (Principal Executive Officer)